Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

August 2, 2022

Myomo, Inc.

137 Portland St. 4th Floor

Boston, Massachusetts 02114

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-256159) (as amended or supplemented, the “Registration Statement”) filed on May 14, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Myomo, Inc., a Delaware corporation (the “Company”) of up to $15,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on May 25, 2021. Reference is made to our opinion letter dated May 14, 2021 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on August 2, 2022 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (i) having aggregate gross proceeds of up to $5,000,000 (the “Equity Line Shares”) to be issued and sold from time to time, upon the terms and, subject to the satisfaction of the conditions set forth in the common stock purchase agreement, dated as of August 2, 2022, between the Company and Keystone Capital Partners, LLC (the “Purchase Agreement”) and (ii) an additional 50,000 shares of Common Stock (the “Commitment Shares” and, together with the Equity Line Shares, the “Shares”) to be issued pursuant to the Purchase Agreement, in each case covered by the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Equity Line Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares that may be issued for the Minimum Price.

Myomo, Inc.

August 2, 2022

For purposes of the opinions set forth below, (i) “Future Approval” means the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Shares (the “Approval”) and (ii) “Future Issuance” means the issuance of the Shares in accordance with the Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid in accordance with the Approval.

The opinions set forth below are limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

(1) The Commitment Shares have been duly authorized and, upon Future Issuance, will be validly issued, fully paid and nonassessable.

(2) The Equity Line Shares have been duly authorized and, upon Future Approval and Future Issuance, will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP